Exhibit 2.3

THIRD AMENDMENT TO THE SHARE PURCHASE AGREEMENT

This THIRD AMENDMENT TO THE SHARE PURCHASE AGREEMENT, dated as of July
26, 2013 (this "Third Amendment"), is entered into by and among:

I. ON THE ONE SIDE:

(a)LINCOLN DA CUNHA PEREIRA FILHO, Brazilian, legally separated, enrolled with the Brazilian Taxpayers' Registry (CPFIMF) under No. 051.166.888"01, resident and domiciled at Rua Jabuticabeiras, No. 775, Cidade Jardim, CEP 05674-011, in the City of São Paulo, State of São Paulo, Brazil ("Lincoln Pereira");

(b)JOÃO ALBERTO GROSS FIGUEIRÓ, Brazilian, married, enrolled with the Brazilian Taxpayers' Registry (CPFfMF) under No. 584.339.106"04, resident and domiciled at Rua Afonso Braz, No. 251, Apto. 161, Vila Nova Conceição, CEP 0451 I-010, in the City of São Paulo, State of São Paulo, Brazil ("João Figueiró");

(c)ANDRÉ RIBEIRO DA CUNHA PEREIRA, Brazilian, married, enrolled with the Brazilian Taxpayers' Registry (CPFIMF) under No. 134.524.168-24, resident and domiciled at Rua Santa Judite, No. 255, Cidade Jardim, CEP 05603-020, in the City of São Paulo, State of São Paulo, Brazil ("André Ribeiro");

(d)MAURICIO VAZ RODRIGUES, Brazilian, legally separated, enrolled with the Brazilian Taxpayers' Registry (CPF/MF) under No. 040.099.358-98, resident and domiciled at Rua Leopolda Couto Magalhães Junior, No. 1.337, Apto. 181, Itaim Bibi, CEP 04542-012, in the City of São Paulo, São Paulo, Brazil ("Mauricio Vaz"); and

(e)RSPJR ENTERPRISES, INC., a corporation duly organized under the Laws of the State of Delaware, with its representative office at Corporation Trust Center, 1209 Orange Street in Wilmington, registered with the Brazilian Federal Taxpayers' Registry (CNPJ/MF) under No. 05.713.088/0001-02, herein represented by its duly authorized undersigned legal representative ("RSPJR");

(each a "Shareholder" and, collectively, the "Shareholders");

II.	AND ON THE OTHER SIDE:

(f) GROUP 1AUTOMOTIVE DO BRASIL S.A., a sociedade anônima duly organized and existing under the Laws of Brazil, with its principal place of business in the City of São Paulo, State of São Paulo, Brazil, at Avenida Bernardino de Campos, 98, 3rd floor, room 28, Para/so, Zip Code 04004-040, registered with the Brazilian Federal Taxpayers' Registry (CNPJIMF) under No. 17.020.532/000 I -93, herein represented by its duly authorized undersigned legal representatives (the "Purchaser"):

(the Shareholders and the Purchaser are collectively referred to herein as the "Parties", and each of them, individually referred to herein as a "Party");

III.	AND AS INTERVENING AND CONSENTING PARTY:

(g) UAB MOTORS PARTICIPAÇÕES S.A., a sociedade anônima duly organized and existing under the Laws of Brazil, with its principal place of business in the City of S o Paulo, State of Silo Paulo, Brazil, at Rua do Rócio, No. 291, 4° andar, conjunto 41, Vila Olimpia, CEP: 04552-000, registered with the Brazilian Federal Taxpayers' Registry (CNPJ/MF) under No.
03.378.l70000 l-00, herein represented by its duly authorized undersigned legal representatives (the "Company").

WITNESSETH:

WHEREAS, on January 24,2013 the Parties entered into a Share Purchase Agreement, pursuant to which the Shareholders sold and Purchaser purchased from the Shareholders the Shares owned by the Shareholders (as amended or supplemented by the First and Second Amendments to the Share Purchase Agreement dated as of February 27, 2013 and May 29, 2013, respectively, the "Agreement'');

WHEREAS, the Agreement sets forth that the Purchase Price shall be adjusted as provided therein following the Closing (which occurred on February 28, 2013), after the delivery to the Shareholders Representative of the Closing Statements;

WHEREAS, the Parties intend to provide additional time for the delivery of the Closing Statements provided in Section 2.3(b) of the Agreement by increasing the one hundred and fifty (150) days by an additional thirty (30) days;

WHEREAS, the Parties desire to amend the Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, the Parties hereby agree to execute this Third Amendment under the following terms and conditions:

1.	Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.	Amendment to Section 2.3 (b) of the Agreement. The Parties agree to amend Section 2.3(b) of the Agreement, to read as follows:

"(b) Within one hundred and eighty (180) days following /he Closing Date, the Purchaser (using Ernst & Young or another accounting firm of its choice) shall deliver or cause to be delivered to the Shareholders Representative (A) a consolidated balance sheet of the Company (which shall include Nagoya for the purposes of this Section 2.3) as of the open of business an the Closing Dare (the "Closing Balance Sheet") and (B) (I) a statement of Closing Working Capital derived from the Closing Balance Sheet (the "Closing Working Capital Statement") and (II) a statement of Closing Net Indebtedness derived from the Closing Balance Sheet (the "Closing Net Indebtedness Statement" and together    with        the    Closing    Working    Capital Statement,    the    "Closing Statements"). The Closing Balance Sheet and the Closing Statements shall be prepared in accordance with Brazilian GAAP, consistently applied and in a manner consistent with the past practice of the Company. For sake of clarity, the Parties acknowledge that any changes made by the Purchaser to any accounting methods, practices, principles, policies and procedures applied by the Company shall not be considered for the purposes of preparing the Closing Statements or the Closing Balance Sheet; provided, however, that nothing herein shall limit the Purchaser's ability to make any adjustments with respect to any items that were not properly or accurately allocated or reflected in the Unaudited Financials (from which the Target Working Capital and the Target Net Indebtedness were derived) in accordance with the Company's past practice, and to reflect such changes or correct such errors in the Closing Statements or the Closing Balance Sheet. The Shareholders shall provide such information as may be required by the Purchaser and its designated accounting firm as soon as practicable after the Closing in order for the Purchaser to prepare the Closing Balance Sheet and the Closing Statements within the time frame set forth above, and shall cooperate with any and all requests by the Purchaser and its designated accounting firm for information and back-up documentation relating to the preparation of the Closing Balance Sheet and !he Closing Statements."

3.	Ratification. The Parties hereto reaffirm and ratify all provisions of the Agreement not amended hereby, which shall continue to be fully in force and in effect according to the provisions thereof.

4.
Governing Law. This Third Amendment shall be governed by and construed and interpreted in accordance with the Laws of Brazil, without giving effect to any choice of Law or conflict of Law provision or rule (whether of Brazil or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than Brazil.

5.
Dispute Resolution. The Parties hereby agree that any and all disputes arising, directly or indirectly, out of or in connection with this Third Amendment shall be settled pursuant to the Section 10.13 of the Agreement.

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IN WITNESS WHEREOF, the Parties hereto have executed this Third Amendment or have caused this Third Amendment to be executed as of the first date written above by their respective officers thereunto duly authorized.

[Signature Page No. 1 of 7 of the Third Amendment to the Share Purchase Agreement entered into by and among Group 1 Automotive do Brasil S.A., the Shareholders of UAB Motors Participações S.A., UAB Motors Participações S.A., dated as of July 26, 2013.]

IN WITNESS WHEREOF, the Parties hereto have executed this Third Amendment or have caused this Third Amendment to be executed as of the first date written above by their respective officers thereunto duly authorized.

Shareholder:

LINCOLN DA CUNHA PEREIRA FILHO

[Signature Page No. 2 of 7 of the Third Amendment to the Share Purchase Agreement entered into by and among Group 1 Automotive do Brasil S.A., the Shareholders of UAB Motors Participações S.A., UAB Motors Participações S.A., dated as of July 26, 2013.]

IN WITNESS WHEREOF, the Parties hereto have executed this Third Amendment or have caused this Third Amendment to be executed as of the first date written above by their respective officers thereunto duly authorized.

[Signature Page No. 3 of 7 of the Third Amendment to the Share Purchase Agreement entered into by and among Group 1 Automotive do Brasil S.A., the Shareholders of UAB Motors Participações S.A., UAB Motors Participações S.A., dated as of July 26, 2013.]

IN WITNESS WHEREOF, the Parties hereto have executed this Third Amendment or have caused this Third Amendment to be executed as of the first date written above by their respective officers thereunto duly authorized.

Shareholder:

[Signature Page No. 4 of 7 of the Third Amendment to the Share Purchase Agreement entered into by and among Group 1 Automotive do Brasil S.A., the Shareholders of UAB Motors Participações S.A., UAB Motors Participações S.A., dated as of July 26, 2013.]

IN WITNESS WHEREOF, the Parties hereto have executed this Third Amendment or have caused this Third Amendment to be executed as of the first date written above by their respective officers thereunto duly authorized.

[Signature Page No. 5 of 7 of the Third Amendment to the Share Purchase Agreement entered into by and among Group 1 Automotive do Brasil S.A., the Shareholders of UAB Motors Participações S.A., UAB Motors Participações S.A., dated as of July 26, 2013.]

IN WITNESS WHEREOF, the Parties hereto have executed this Third Amendment or have caused this Third Amendment to be executed as of the first date written above by their respective officers thereunto duly authorized.

[Signature Page No. 6 of 7 of the Third Amendment to the Share Purchase Agreement entered into by and among Group 1 Automotive do Brasil S.A., the Shareholders of UAB Motors Participações S.A., UAB Motors Participações S.A., dated as of July 26, 2013.]

IN WITNESS WHEREOF, the Parties hereto have executed this Third Amendment or have caused this Third Amendment to be executed as of the first date written above by their respective officers thereunto duly authorized.

[Signature Page No. 7 of 7 of the Third Amendment to the Share Purchase Agreement entered into by and among Group 1 Automotive do Brasil S.A., the Shareholders of UAB Motors Participações S.A., UAB Motors Participações S.A., dated as of July 26, 2013.]